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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 5, 2001

                               VIEWCAST.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                      000-29020              75-2528700
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     I.R.S. Employer
 incorporation or organization)                              Identification No.)


     2665 VILLA CREEK DR., SUITE 200, DALLAS, TX                     75234
------------------------------------------------------------   -----------------
       (Address of Principal Executive Offices)                    (Zip Code)

   Registrant's telephone number, including area code:      972-488-7200
                                                       -------------------------




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ITEM 5. OTHER EVENTS

         On November 5, 2001, the Company received $2.0 million in gross proceeds from the sale of 200,000 shares of newly created Series C Convertible Preferred Stock (the "Series C Preferred Stock") at $10.00 per share to Mr. H.T. Ardinger, a principal shareholder and Chairman of the Board of the Company.

         The Series C Preferred Stock ranks senior to all classes of Common Stock and on parity with the Series B Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. Holders of record of the outstanding shares of Series C Preferred Stock are entitled to receive cumulative dividends on the Series C Preferred Stock at an annual rate equal to $0.90 per share payable semi-annually in arrears in cash or, at the option of the Company, in shares of Common Stock of the Company valued at the average trading price of the Common Stock for the twenty (20) consecutive Stock Exchange Business Days (as defined in the Certificate of Designations of Series C Convertible Preferred Stock attached hereto as Exhibit 3(e)) ending ten (10) Stock Exchange Business Days prior to the dividend payment date. The holders of Series C Preferred Stock have no voting rights.

         Each holder of shares of Series C Preferred Stock has the right, subject to any applicable laws and regulations, at any time commencing one hundred twenty (120) calendar days from November 5, 2001 at the holder's option to convert each share of Series C Preferred Stock into reserved shares of Common Stock at a fixed conversion price of $0.60 per share of underlying Common Stock (subject to certain adjustments) for each $10.00 gross investment value of each share of Series C Preferred Stock.

         Within 180 calendar days of closing of the offering of the Company's Series C Preferred Stock, the Company shall use its best efforts to register under the Securities Act of 1933 (the "1933 Act") the shares of Common Stock of the Company underlying the shares of the Series C Preferred Stock. The Company shall use its best efforts to cause such registration to become effective and to keep such registration current under the 1933 Act.

         The Company may, at its option, cause (i) 50,000 shares of the Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after October 31, 2003, (ii) 50,000 shares of the Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after October 31, 2004, (iii) 50,000 shares of the Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after October 31, 2005, and (iv) 50,000 shares of the Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after October 31, 2006, if the Market Price of the Common Stock for any twenty (20) Stock Exchange Business Days within a period of thirty (30) consecutive Stock Exchange Business Days commencing on or after October 31, 2003, has equaled or exceeded 250% of the then effective Conversion Price. The Company is required to give notice that it has met the criteria for mandatory conversion within thirty (30) calendar days of having met such criteria by notifying in writing, each registered holder of Series C Preferred Stock. Upon a liquidation, winding-up or dissolution of the Company, the holders of Series C Preferred Stock are entitled to receive up to $25.00 liquidation value per outstanding share of Series C Preferred Stock.





                                       2
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
          (None)

     (B)  PRO FORMA FINANCIAL INFORMATION
          (None)

     (C)  EXHIBITS

          3(e) Certificate of Designations of Series C Convertible Preferred
               Stock

          99.1 Press Release dated November 7, 2001









                                       3

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                                   SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ViewCast.com, Inc.
                                                  ------------------------------
                                                     (Registrant)



                                                  BY:
Date: November 14, 2001                           /s/ Laurie L. Latham
                                                  ------------------------------
                                                  Laurie L. Latham
                                                  Chief Financial Officer
                                                  Principal Financial Officer














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                                 EXHIBIT INDEX

EXHIBIT
INDEX          DESCRIPTION
-------        -----------

   3(e)        Certificate of Designations of Series C Convertible Preferred
               Stock

99.1           Press Release dated November 7, 2001